Exhibit 99.1

PRESS RELEASE

Blackbaud, Inc. Announces Second Quarter 2015 Results
Achieves 12.1% Revenue Growth; Recurring Revenue Increases To 75.9% Of Total Revenue;
Updates Full-Year Financial Guidance

Charleston, S.C. (July 29, 2015) - Blackbaud, Inc. (NASDAQ:BLKB), a leading global provider of software and services for the nonprofit, charitable giving and education communities, today announced financial results for its second quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Total revenue growth of 12.1% to $156.3 million

•	Non-GAAP organic revenue growth of 5.6%; 7.2% in constant currency

•	Recurring revenue increased to 75.9% of total revenue

•	Total subscriptions revenue growth of 23.1% to $80.0 million

President and CEO, Mike Gianoni, commented, "We are very pleased with our revenue and profitability results for the quarter and year to date. Our subscription revenue is now more than half of company revenues and reflects our strategic transition to the cloud. Our recent announcement of the general availability of our newest cloud-based offering, Raiser’s Edge NXT, illustrates our commitment to this strategy."

“We continued to focus on executing the key programs within our five growth strategies. Our organic revenue growth and improved operating margin reflects the results of our investments and actions," concluded Mr. Gianoni.

Second Quarter 2015 GAAP Financial Results

Blackbaud generated total revenue of $156.3 million in the second quarter of 2015, an increase of 12.1% compared to $139.4 million in the second quarter of 2014. Income from operations and net income were $14.5 million and $7.0 million, respectively, compared to $16.0 million and $9.3 million, respectively, in the second quarter of 2014. Diluted earnings per share was $0.15 in the second quarter of 2015, compared to $0.20 in the same period last year.

Total revenue, income from operations and net income were positively impacted in the second quarter from growth in subscriptions revenue and contributions from acquisitions completed in June and October of 2014. The positive impacts to income from operations and net income were offset by increased amortization of intangible assets arising from those acquisitions as well as increased stock-based compensation. The loss from the sale of a business during the second quarter of 2015 also negatively impacted net income.

PRESS RELEASE

Second Quarter 2015 Non-GAAP Financial Results

Blackbaud achieved non-GAAP revenue of $158.7 million and non-GAAP organic revenue growth of 5.6% in the second quarter of 2015. On a constant currency basis, non-GAAP organic revenue growth was 7.2% in the second quarter of 2015. Non-GAAP organic revenue growth includes $11.2 million of incremental non-GAAP revenue in the second quarter of 2014 associated with acquired companies, as if the companies were combined throughout the prior period. Non-GAAP organic revenue growth excludes $0.2 million of revenue in the second quarter of 2014 associated with a business divested of in the current fiscal year, in order to present the results of the divested business within the results of the combined company for the same period of time in both the prior and current periods.

Non-GAAP income from operations increased 21.1% to $32.7 million in the second quarter of 2015, compared to $27.0 million in the same period last year. Non-GAAP net income increased 21.6% to $19.2 million for the second quarter of 2015 compared to $15.8 million in the same period last year. Non-GAAP diluted earnings per share was $0.41 for the second quarter of 2015, up from $0.35 per diluted share in the same period last year. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Non-GAAP income from operations and non-GAAP net income were positively impacted in the second quarter by growth in subscriptions revenue and contributions from acquisitions completed in 2014.

Executive Vice President and CFO, Tony Boor, commented, "We are continuing to see the real benefits of our investments, our product integration and our operational improvement initiatives. Our non-GAAP operating margin of 20.6% is a 120 basis point improvement over the same quarter last year. We continue to maintain a strong balance sheet and cash flow, which we believe positions the company well for continued investments to drive increased growth over the long-term."

Full-Year Financial Guidance Update

Blackbaud announced today that it is updating its 2015 full-year financial guidance:

•	Non-GAAP revenue of $635.0 million to $645.0 million;

•	Non-GAAP income from operations of $118.0 million to $122.0 million;

•	Non-GAAP operating margin of 18.6% to 18.9%;

•	Non-GAAP diluted earnings per share of $1.47 to $1.53; and

•	Cash flow from operations of $115.0 million to $125.0 million.

The updates were a result of the company's better than originally expected second quarter and year to date financial performance.

Balance Sheet and Cash Flow

The company ended the second quarter with $13.2 million of cash and cash equivalents, compared to $13.3 million on March 31, 2015. The company generated $43.3 million in cash flow from operations during the second quarter, reduced net borrowings by $28.2 million, returned $5.6 million to stockholders by way of dividend and had cash outlays of $8.3 million for capital expenditures and capitalized software.

PRESS RELEASE

Dividend

Blackbaud announced today that its Board of Directors has approved a third quarter 2015 dividend of $0.12 per share payable on September 15, 2015 to stockholders of record on August 28, 2015.

Conference Call Details

Blackbaud will host a conference call tomorrow, July 30, 2015, at 8:00 a.m. (Eastern Time) to discuss the company's financial results, operations and related matters. To access this call, dial 1-888-505-4389 (domestic) or 1-719-457-2663 (international) and enter passcode 191851. To access a replay of this conference call, which will be available through August 12, 2015, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), and enter passcode 9095162. A live webcast of this conference call will be available on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations and a replay will be archived on the website as well.

Investors and others should note that we announce material financial information to our investors using our website, www.blackbaud.com, SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with our customers and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed on the “Investor Relations” page of the company’s website at www.blackbaud.com/investorrelations.

About Blackbaud

Serving the nonprofit, charitable giving and education communities for more than 30 years, Blackbaud (NASDAQ:BLKB) combines technology solutions and expertise to help organizations achieve their missions. Blackbaud works in over 60 countries to support more than 30,000 customers, including nonprofits, K12 private and higher education institutions, healthcare organizations, foundations and other charitable giving entities, and corporations. The company offers a full spectrum of cloud and on-premise solutions, and related services for organizations of all sizes, including nonprofit fundraising and relationship management, eMarketing, advocacy, accounting, payments and analytics, as well as grant management, corporate social responsibility, education and other solutions. Using Blackbaud technology, these organizations raise, invest, manage and award more than $100 billion each year. Recognized as a top company, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

PRESS RELEASE

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: our projected 2015 full year financial results, expectations that our strategic product transitions will result in continued growth in subscriptions revenue; expectations for continuing to execute and benefit from our five growth and operational improvement strategies; and expectations that past investments will continue to yield revenue growth, operational efficiencies and improved operating margins. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share, EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin. The company has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, the company recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which we believe provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that we believe are not directly related to our performance in any particular period, but are for our long-term benefit over multiple periods.

PRESS RELEASE

In addition, we discuss non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis, which we believe provide useful information for evaluating the periodic growth of our business on a consistent basis. Non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP organic revenue growth reflects presentation of full year or stub period incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue attributable to those companies as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, non-GAAP organic revenue growth excludes prior period revenue associated with divested businesses in the current fiscal year. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. We believe this presentation provides a more comparable representation of our current business’ organic revenue growth and revenue run-rate. To determine non-GAAP organic revenue growth on a constant currency basis for second quarter of 2015, revenues from entities reporting in foreign currencies were translated into U.S. dollars using the comparable prior year period's quarterly weighted average foreign currency exchange rates which resulted in $2.4 million of incremental non-GAAP revenue for the second quarter of 2015. Details of our methodology for calculating non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis can be found on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are not completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. In addition, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:
Jagtar Narula
Blackbaud, Inc.
843-654-2164
jagtar.narula@blackbaud.com

Media Contact:
Nicole McGougan
Blackbaud, Inc.
843-654-3307
nicole.mcgougan@blackbaud.com

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$13,227	$14,735
Donor restricted cash	61,055	140,709
Accounts receivable, net of allowance of $4,433 and $4,539 at June 30, 2015 and December 31, 2014, respectively	87,462	77,523
Prepaid expenses and other current assets	41,628	40,392
Deferred tax asset, current portion	11,967	14,423
Total current assets	215,339	287,782
Property and equipment, net	48,960	50,402
Goodwill	345,873	349,008
Intangible assets, net	212,596	229,307
Other assets	32,592	26,684
Total assets	$855,360	$943,183
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$18,100	$11,436
Accrued expenses and other current liabilities	45,357	52,201
Donations payable	61,055	140,709
Debt, current portion	4,375	4,375
Deferred revenue, current portion	225,076	212,283
Total current liabilities	353,963	421,004
Debt, net of current portion	253,130	276,196
Deferred tax liability	37,469	43,639
Deferred revenue, net of current portion	8,796	8,991
Other liabilities	6,747	7,437
Total liabilities	660,105	757,267
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 56,658,529 and 56,048,135 shares issued at June 30, 2015 and December 31, 2014, respectively	57	56
Additional paid-in capital	257,996	245,674
Treasury stock, at cost; 9,790,192 and 9,740,054 shares at June 30, 2015 and December 31, 2014, respectively	(192,665)	(190,440)
Accumulated other comprehensive loss	(1,926)	(1,032)
Retained earnings	131,793	131,658
Total stockholders’ equity	195,255	185,916
Total liabilities and stockholders’ equity	$855,360	$943,183

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue
Subscriptions	$80,009	$64,985	$152,522	$123,253
Maintenance	38,627	36,527	77,523	72,179
Services	33,667	31,795	64,973	59,925
License fees and other	3,956	6,081	8,234	11,653
Total revenue	156,259	139,388	303,252	267,010
Cost of revenue
Cost of subscriptions	39,400	31,749	75,578	61,873
Cost of maintenance	6,969	5,983	14,471	11,397
Cost of services	25,915	25,540	52,886	51,803
Cost of license fees and other	1,146	1,424	2,307	2,953
Total cost of revenue	73,430	64,696	145,242	128,026
Gross profit	82,829	74,692	158,010	138,984
Operating expenses
Sales and marketing	29,723	26,433	58,285	51,549
Research and development	20,166	18,064	41,442	34,558
General and administrative	17,955	13,781	34,798	26,599
Amortization	524	418	1,012	1,005
Total operating expenses	68,368	58,696	135,537	113,711
Income from operations	14,461	15,996	22,473	25,273
Interest income	7	13	15	29
Interest expense	(1,873)	(1,328)	(3,559)	(2,787)
Loss on sale of business	(1,976)	—	(1,976)	—
Loss on debt extinguishment and termination of derivative instruments	—	—	—	(996)
Other income (expense), net	695	225	400	(11)
Income before provision for income taxes	11,314	14,906	17,353	21,508
Income tax provision	4,272	5,626	6,026	8,414
Net income	$7,042	$9,280	$11,327	$13,094
Earnings per share
Basic	$0.15	$0.21	$0.25	$0.29
Diluted	$0.15	$0.20	$0.24	$0.29
Common shares and equivalents outstanding
Basic weighted average shares	45,579,345	45,155,955	45,554,645	45,141,878
Diluted weighted average shares	46,402,707	45,660,910	46,289,440	45,607,106
Dividends per share	$0.12	$0.12	$0.24	$0.24
Other comprehensive (loss) income
Foreign currency translation adjustment	(196)	(385)	(522)	170
Unrealized gain (loss) on derivative instruments, net of tax	97	(394)	(372)	(82)
Total other comprehensive (loss) income	(99)	(779)	(894)	88
Comprehensive income	$6,943	$8,501	$10,433	$13,182

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(in thousands)	2015	2014
Cash flows from operating activities
Net income	$11,327	$13,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,272	21,194
Provision for doubtful accounts and sales returns	2,934	2,966
Stock-based compensation expense	11,413	8,044
Excess tax benefits from exercise and vesting of stock-based compensation	(954)	(2,067)
Deferred taxes	(801)	1,757
Loss on sale of business	1,976	—
Impairment of capitalized software development costs	—	770
Loss on debt extinguishment and termination of derivative instruments	—	996
Amortization of deferred financing costs and discount	420	343
Other non-cash adjustments	289	1,488
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(13,355)	(15,096)
Prepaid expenses and other assets	(2,102)	2,941
Trade accounts payable	5,235	(1,333)
Accrued expenses and other liabilities	(9,882)	4,419
Donor restricted cash	78,718	62,609
Donations payable	(78,718)	(62,609)
Deferred revenue	13,792	5,588
Net cash provided by operating activities	47,564	45,104
Cash flows from investing activities
Purchase of property and equipment	(7,014)	(5,423)
Capitalized software development costs	(6,982)	(3,831)
Purchase of net assets of acquired companies, net of cash acquired	—	(32,762)
Net cash used in sale of business	(521)	—
Net cash used in investing activities	(14,517)	(42,016)
Cash flows from financing activities
Proceeds from issuance of debt	70,100	201,000
Payments on debt	(93,388)	(180,002)
Debt issuance costs	—	(2,484)
Proceeds from exercise of stock options	18	107
Excess tax benefits from from exercise and vesting of stock-based compensation	954	2,067
Dividend payments to stockholders	(11,255)	(11,081)
Net cash (used in) provided by financing activities	(33,571)	9,607
Effect of exchange rate on cash and cash equivalents	(984)	263
Net (decrease) increase in cash and cash equivalents	(1,508)	12,958
Cash and cash equivalents, beginning of period	14,735	11,889
Cash and cash equivalents, end of period	$13,227	$24,847

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts and percentages)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP Revenue	$156,259	$139,388	$303,252	$267,010
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	2,484	—	6,006	—
Non-GAAP revenue	$158,743	$139,388	$309,258	$267,010

GAAP gross profit	$82,829	$74,692	$158,010	$138,984
GAAP gross margin	53.0%	53.6%	52.1%	52.1%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	2,484	—	6,006	—
Add: Stock-based compensation expense	1,049	953	1,950	1,829
Add: Amortization of intangibles from business combinations	7,567	5,330	15,206	10,767
Add: Employee severance	343	—	939	—
Subtotal	11,443	6,283	24,101	12,596
Non-GAAP gross profit	$94,272	$80,975	$182,111	$151,580
Non-GAAP gross margin	59.4%	58.1%	58.9%	56.8%

GAAP income from operations	$14,461	$15,996	$22,473	$25,273
GAAP operating margin	9.3%	11.5%	7.4%	9.5%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	2,484	—	6,006	—
Add: Stock-based compensation expense	6,311	4,330	11,413	8,044
Add: Amortization of intangibles from business combinations	8,091	5,748	16,218	11,772
Add: Employee severance	443	—	1,582	—
Add: Impairment of capitalized software development costs	—	770	—	770
Add: Acquisition-related integration costs	187	97	671	97
Add: Acquisition-related expenses	715	65	788	65
Add: CEO transition costs	—	—	—	870
Subtotal	18,231	11,010	36,678	21,618
Non-GAAP income from operations	$32,692	$27,006	$59,151	$46,891
Non-GAAP operating margin	20.6%	19.4%	19.1%	17.6%

GAAP net income	$7,042	$9,280	$11,327	$13,094

Shares used in computing GAAP diluted earnings per share	46,403	45,661	46,289	45,607
GAAP diluted earnings per share	$0.15	$0.20	$0.24	$0.29

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	18,231	11,010	36,678	21,618
Add: Loss on sale of business	1,976	—	1,976	—
Add: Loss on debt extinguishment and termination of derivative instruments	—	—	—	996
Less: Tax impact related to Non-GAAP adjustments	(8,019)	(4,480)	(15,816)	(8,793)
Non-GAAP net income	$19,230	$15,810	$34,165	$26,915

Shares used in computing Non-GAAP diluted earnings per share	46,403	45,661	46,289	45,607
Non-GAAP diluted earnings per share	$0.41	$0.35	$0.74	$0.59

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(in thousands, except percentages)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP net income	$7,042	$9,280	$11,327	$13,094
Non-GAAP adjustments:
Add: Interest, net	1,866	1,315	3,544	2,758
Add: Income tax provision	4,272	5,626	6,026	8,414
Add: Depreciation	4,517	4,345	9,293	8,648
Add: Amortization of intangibles from business combinations	8,091	5,748	16,218	11,772
Add: Amortization of software development costs	986	427	1,761	774
Subtotal	19,732	17,461	36,842	32,366
EBITDA	$26,774	$26,741	$48,169	$45,460
EBITDA Margin	16.9%	19.2%	15.6%	17.0%
Non-GAAP adjustments:
Add: Other (income) expense, net	(695)	(225)	(400)	11
Add: Loss on sale of business	1,976	—	1,976	—
Add: Loss on debt extinguishment and termination of derivative instruments	—	—	—	996
Add: Acquisition-related deferred revenue write-down	2,484	—	6,006	—
Add: Stock-based compensation expense	6,311	4,330	11,413	8,044
Add: Employee severance	443	—	1,582	—
Add: Impairment of capitalized software development costs	—	770	—	770
Add: Acquisition-related integration costs	187	97	671	97
Add: Acquisition-related expenses	715	65	788	65
Add: CEO transition costs	—	—	—	870
Subtotal	11,421	5,037	22,036	10,853
Adjusted EBITDA	$38,195	$31,778	$70,205	$56,313
Adjusted EBITDA Margin	24.1%	22.8%	22.7%	21.1%

Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$325	$175	$468	$364
Cost of maintenance	85	196	246	341
Cost of services	639	582	1,236	1,124
Total included in cost of revenue	1,049	953	1,950	1,829
Included in operating expenses:
Sales and marketing	804	588	1,506	1,059
Research and development	1,186	762	2,164	1,424
General and administrative	3,272	2,027	5,793	3,732
Total included in operating expenses	5,262	3,377	9,463	6,215
Total stock-based compensation expense	$6,311	$4,330	$11,413	$8,044

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$5,767	$4,434	$11,539	$8,994
Cost of maintenance	1,006	115	2,159	230
Cost of services	702	676	1,309	1,332
Cost of license fees and other	92	105	199	211
Total included in cost of revenue	7,567	5,330	15,206	10,767
Included in operating expenses	524	418	1,012	1,005
Total amortization of intangibles from business combinations	$8,091	$5,748	$16,218	$11,772